UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to14a-12

Enterprise Bancorp, Inc.
(Name of Registrant As Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

ADDITIONAL INFORMATION REGARDING
THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2020

The following Notice of Change of Location to Virtual-Only Meeting Format (the “Notice”) relates to the proxy statement of Enterprise Bancorp, Inc., dated April 1, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Stockholders, to be held on Tuesday, May 5, 2020 at 4:00 p.m., Eastern Time. The Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 20, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION
TO VIRTUAL-ONLY MEETING FORMAT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 5, 2020

Enterprise Bancorp, Inc. (the “Company”) announced today that, in light of emergency legislation recently passed by the General Court of the Commonwealth of Massachusetts and signed into law by Governor Charlie Baker on April 3, 2020 temporarily permitting Massachusetts public corporations to hold meetings of stockholders solely by means of remote communication due to the ongoing public health impact of the coronavirus (COVID-19) pandemic, the Company’s Board of Directors voted to change the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held solely by means of remote communication.

Stockholders will not be able to attend the Annual Meeting in person. The previously announced date and time of the Annual Meeting (Tuesday, May 5, 2020 at 4:00 p.m., Eastern Time) have not changed.
Stockholders of record as of the close of business on March 2, 2020, the record date for the Annual Meeting, who wish to participate in the Annual Meeting by means of remote communication may do so in one of two ways:

•	In order to vote and ask questions: log onto www.meetingcenter.io/245755568 with your control # provided on the proxy card and password EBTC2020; OR

•	Listen only: call 1-866-579-7167.

Those planning to participate in the Annual Meeting should connect to the teleconference at least 10 minutes prior to the start of the Annual Meeting. If you are a beneficial owner and hold your shares in "street name," please contact your bank, broker or other nominee for additional instructions on how you may participate in the Annual Meeting. Please refer to the Annual Meeting materials previously filed by the Company with the Securities and Exchange Commission for additional information.
The Company encourages eligible stockholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy statement previously distributed. The proxy card included with the proxy materials previously distributed should continue to be used to vote shares in connection with the Annual Meeting. Stockholders will also have the opportunity to vote their shares during the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Tuesday, May 5, 2020 at 4:00 p.m., Eastern Time: The Annual Meeting proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on the Investor Relations section of the Company’s website, http://www.snl.com/irw/corporateprofile/1025202. Additionally, you may access the Company’s proxy materials at www.envisionreports.com/ebtc.